UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 10, 2012

AMERICAN INTERNATIONAL VENTURES, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-30368	22-3489463
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer ID Number)

6004 Tealside Court, Lithia, Florida	33547
(Address of principal executive offices)	(Zip Code)

Former address since last report:
4058 Histead Way, Evergreen, Colorado	80439

(813) 260-2866
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

American International Ventures, Inc. (the “Company”) announced today in a press release that it had purchased a 40 acre mill site in Beatty, Nevada for $304,000.00 from Turner Ranch, LLC with closing via escrow on May 1, 2012.  This property will be the home base for all Company mining operations in the State of Nevada run by AIVN’s wholly owned subsidiary Placer Gold Prospecting, Inc.

 In addition, the Company plans to build its maintenance facility, storage and heavy equipment yard and future gold mill for the Bullfrog Mine Project in Rhyolite, a couple of miles away. The amenities of the property include hookups to city water, power and sewer and access by paved road. The biggest benefit to the Company is the proximity and access it affords to the 100 acre mineral claims owned by its wholly owned subsidiary Placer Gold Prospecting right next to the famous Barrick Bullfrog open pit mine.

Escrow will close on or before May 1, 2012.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.

/s/ Jack Wagenti	April 11, 2012
Jack Wagenti, Chairman	Date: